UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C.  20549
                                    ---------

                                    FORM 8-K

                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Event December 23, 1997              Commission File Number     0-24520
             --------------------------------                       -----------

                            IMSCO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                         Delaware                        04-3021770
            (State or other jurisdiction of              (I.R.S. Employer
            incorporation or organization)              Identification No.)


            40 Bayfield Drive
            North Andover, MA                                  01845
            (Address of principal executive offices)        (Zip code)


Registrant's telephone number, including area code:               508-689-2080




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IMSCO TECHNOLOGIES, INC.
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
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1.    Effective December 23, 1997, IMSCO Technologies,  Inc. ["IMSCO"] dismissed its prior certifying accountants, Gordon, Harrington & Osborn, P. C. and retained Moore Stephens, P. C. as its new certifying accountants. Gordon, Harrington & Osborn, P. C.'s report on IMSCO's financial statements during the two most recent fiscal years contained no adverse opinion or a disclaimer of opinion, and was not qualified as to audit scope or accounting principles. However, such report was modified as to uncertainty about the registrants ability to continue as a going concern. The decision to change accountants was approved by IMSCO's Board of Directors.

      During the two most recent fiscal years and the subsequent interim period through December 23, 1997, there were no disagreements between IMSCO's and Gordon, Harrington & Osborn, P. C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Gordon, Harrington & Osborn, P. C., would have caused it to make a reference to the subject matter of disagreements in connection with its report.

2. Effective December 23, 1997, the Company engaged Moore Stephens, P.C. as its principal accountants to audit the Company's financial statements. During the Company's last two most recent fiscal years and the subsequent interim period to date hereof, the Company has not consulted Moore Stephens, P.C. on items which (1) concerned the application of accounting principles to a specified transaction, either complete or proposed or (2) concerned the subject matter of a disagreement or reportable event with Gordon, Harrington & Osborn, P. C.

3. The Company has requested Gordon, Harrington & Osborn, P. C. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained in the first paragraph above. This letter will be filed by amendment to this Form 8-K.


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SIGNATURE
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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1994,  the
registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            IMSCO TECHNOLOGIES, INC.




December 30, 1997                         By:  /s/ Alexander T. Hoffmann
                                               -------------------------
                                           Alexander T. Hoffmann, Chairman and
                                             Chief  Executive Officer


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